UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2009

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

On January 16, 2009 the Company determined that it expects to record non-cash charges for the fourth quarter of 2008 related to other-than-temporary impairment of certain investment securities. The other-than-temporary impairment charge is expected to be approximately $30 million pre-tax and $18 million after-tax. Final determination of the charge is subject to final analysis of third party security valuations and other determinations. The Company expects to announce its fourth quarter and full year 2008 financial results after the market closes on January 28, 2009.

As previously disclosed, the Company owns a portfolio of pooled trust preferred securities collateralized by preferred debt issued primarily by financial institutions, and to a lesser extent, insurance companies. Also as previously disclosed, the Company owns a portfolio of privately issued whole loan collateralized mortgage obligations ("CMOs"). Due to the decline in the fair value of the securities in these classes, rating agency downgrades to some of the securities within these classes, deterioration of collateral performance in some of the securities within these classes and the continued weakness of the U.S. economy has led to the determination that certain of the securities within these classes are other-than-temporarily impaired.

Item 8.01 Other Events.

As previously disclosed, the Company recorded a tax valuation allowance in the third quarter of 2008 of $12 million that it expected would be reversed in the fourth quarter of 2008. The Company anticipates that after inclusion in its financial statements of the reversal of this $12 million tax valuation reserve and the inclusion in its financial statements of an estimated $18 million after-tax impairment charge on securities the Company will incur a net loss of approximately $3 million for the fourth quarter of 2008 and that capital at both the Company and Its principal subsidiary, Five Star Bank, will remain at levels sufficient to be well-capitalized.

Forward-looking statements
This Form 8-K may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions and estimates and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Factors that could affect our financial results include, among other things, changes in national or regional economic conditions; changes in market interest rates; significant changes in banking laws or regulations; increased competition in our businesses; higher-than-expected credit losses; changes in the market values of securities in our investment portfolio; and unanticipated changes in regulatory, judicial, or legislative tax treatment of business transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

January 21, 2009	By:	Ronald A. Miller

Name: Ronald A. Miller
Title: Executive Vice President and Chief Financial Officer